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                                                            EXHIBIT 10.4


                                    June 24, 1999




Mr. James F. Martin
939 Arlington Oaks
Town & Country, MO  63017


Dear Jim:

This will confirm the Company's agreement concerning your separation from Trans World Airlines, Inc. ("TWA" or the "Company"). In this connection, TWA and you have agreed as follows:


1. Your last day of employment at TWA will be June 30, 1999 ("termination date"). Subject to your compliance with the terms and conditions of this letter, following the termination date TWA will continue to issue monthly checks to you in an amount equal to your monthly earnings less all statutory tax withholdings and normal payroll deductions up to and including the check issued on June 15, 2000.

2. On or about the second week of July, 1999, you will receive payment in lieu of all remaining accrued vacation in an aggregate amount equal to 14 days of vacation at your current rate of pay (less any applicable federal and state income and employment tax withholdings).

3. 135,340 of the non-qualified stock options (the "Options") issued to you under TWA's Key Employee Stock Incentive Program ("KESIP") will be treated as vested options (117,250 such options pursuant to the November 11, 1997 award and 18,090 such options pursuant to the January 25, 1999 award) and such vested options will be exercisable by you in accordance with the terms of the KESIP, as amended to date. All other options granted to you shall be forfeited as of the termination date.

4. In accordance with the KESIP, your vested options will expire sixty (60) days following the date (after the termination date) on which TWA files its Form 10-Q with the United States Securities and Exchange Commission which filing should be on or about August 14, 1999 ("Option Termination Period") provided that, if at any time during the Option Termination Period either TWA requests that you not trade in



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James F. Martin
June 24, 1999
Page 2

     securities of the Company for a period of time or you notify TWA that counsel reasonably acceptable to the Company has advised you that applicable securities laws prohibit trading securities of the Company (either such period being referred to herein as a "Restricted Period") then TWA, subject to any applicable Option expiration dates set out in the KESIP Agreement between you and TWA ("the KESIP Agreement"), shall extend the period during which the Option may be exercised until the close of business on the day which follows the Restricted Period, by the number of days remaining in such Option Termination Period as of the beginning of the Restricted Period. To the extent that there is any inconsistency between the terms and conditions of this Agreement and those of the KESIP or the KESIP Agreement, the terms and conditions of this Agreement shall control.

5. You, your spouse and eligible dependents will be entitled to Class A pass privileges for 90 days following the termination date. A non-ID Term Pass will be issued to you, your spouse and eligible dependents and when received you will promptly return all TWA issued term passes to the undersigned on behalf of TWA. Use of the above passes will be subject to TWA's pass policy and applicable restrictions published in its Management Policy and Procedure Manual, as the same may be in effect from time to time. You will promptly return to the undersigned on behalf of TWA all term passes issued to you by other air carriers.

6. Your participation in the Retirement Savings Plan for Non-Contract Employees of TWA will continue for the period until the earlier of
     (i) the date you are re-employed, or (ii) June 23, 2000, on which date TWA's contribution on your after-tax savings will be 100% vested. Your vested account balance will be treated as you elect, subject to and in accordance with the terms of the Plan.

7. All TWA medical and dental insurance currently provided to you and your spouse and dependent children by TWA will be maintained in force and effect by TWA for the period until the earlier of (i) the date you are re-employed or otherwise become covered by a medical benefits plan, or (ii) the expiration of twelve (12) months after June 30, 1999. After June 30, 2000 (if you have not attained other coverage by that time as a result of obtaining other employment) you will be eligible for group medical and or dental benefit coverage continuation at your expense as provided by COBRA.

8. TWA will provide you professional out placement services from a firm selected by TWA and reasonably acceptable to you for a period until the earlier of (i) the date you are re-employed or (ii) the expiration of six (6) months after June 30, 1999.

9. Any and all coverage and benefits, other than those set out above, under any TWA group benefit or insurance plan and any other benefits, privileges, or emoluments whatsoever pertaining to your employment by TWA shall be discontinued as of midnight, June 30, 1999, after which time you will be eligible to convert your TWA Group Life Insurance or Additional Life Insurance, if applicable, to individual coverage. Information regarding life insurance conversion will be provided to you.



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James F. Martin
June 24, 1999
Page 3

10. Unless otherwise agreed by the parties, you will return to TWA any computers and all accessories, software and appurtenances thereto and cellular telephones or pagers which are the property of or leased by TWA and in your possession, and any other Company property, documents or material that may be in your possession, by not later than the termination date.

11. For a period of three (3) years following the termination date, you will, upon reasonable notice, make yourself available at reasonable times for consultation with Company counsel, to meet with Company counsel and prepare to testify as a witness or deponent, and to testify as a witness at trial, deposition, arbitration or proceeding, concerning any legal matter involving or affecting the Company, or to consult regarding any matter involving or affecting the Company which have arisen or may arise, directly or indirectly, out of or in connection with the performance of your duties while you were employed by TWA. TWA will compensate you for said services pursuant to its standard compensation of an hourly rate based upon your last salary while still employed by TWA or, if greater your then current salary.
     You agree not to serve as an expert witness or otherwise testify against TWA in any litigation against TWA brought by any third parties unless you are under a court order or subpoena to do so. You will promptly notify TWA if you are so subpoenaed or ordered by any court to so testify in any litigation against TWA. Time which is not time spent actually performing services pursuant to this paragraph will not be compensated. The Company will also reimburse you for all reasonable and necessary out of pocket travel and telephone costs and expense incurred by you in connection with any such activity. At the Company's option, air transportation on TWA shall be provided gratis by TWA for your use in providing services hereunder. You will utilize TWA air transportation services except when expressly authorized by TWA in writing in advance.

12.  You agree that under any of the circumstances set forth herein:

(a) you shall not for a period of two years following your termination date, directly or indirectly solicit (or assist or encourage the solicitation of) any employee of the Company or any of its subsidiaries or affiliated companies or anyone who was so employed at any time within twelve (12) months prior to termination of your employment by the Company to be employed by you or by any entity in which you own or expect to own any equity interest in excess of five (5) percent of any class of the outstanding securities thereof, or by any entity by which you are employed or for which you serve or expect to serve in any capacity; nor encourage or induce any Company employee to terminate his or her Company employment. For the purposes of this paragraph, the term "solicit" shall mean any contact by you with or providing information to others who may be expected to contact any employees of the Company or of any of its subsidiaries or affiliated companies regarding their employment status, job satisfaction, interest in seeking employment with you, with any person affiliated with you or by whom you are employed but shall not include




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James F. Martin
June 24, 1999
Page 4

     print advertising for personnel or responding to any unsolicited request for a personal recommendation for or evaluation of a Company employee or an employee of any of the Company's subsidiaries or affiliated companies.

(b) you shall hold forever hereafter in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliated companies, including but not limited to commercial, operational, marketing, pricing, personnel or financial information including costs, strategies, forecasts or trade secrets, acquisition strategies or candidates or personnel acquisition plans ("confidential information") which shall have been obtained by you during or by reason of your employment by the Company or by any of its subsidiaries or affiliated companies and which shall not be public knowledge. You shall not, without the prior written consent of the Company or unless required to do so by reason of a court order or subpoena (in which case you shall give Company prompt notice of any such other subpoena or order, or request therefore, so as to provide Company the maximum opportunity to contest the same), communicate or divulge any such confidential information to anyone other than the Company or those designated by it.

(c) you shall not for a period of two years following your termination date discuss or disclose to the media or Company personnel the circumstances or terms of your termination of employment.

(d) you shall not publicly disparage or denigrate the Company or any of its officers, directors or practices.

     To the extent that any covenant or agreement contained in this paragraph shall be determined by a Court to be invalid or unenforceable in any respect or to any extent, the covenant or agreement shall not be rendered void, but instead shall be automatically amended to such lesser scope or to such lesser extent as will grant Company the maximum restriction on your conduct and activities permitted by applicable law in such circumstances.

13.  In consideration of the foregoing, you agree as follows:

(a) With the exception of claims arising out of a breach of this Agreement, you irrevocably and unconditionally release, remise, acquit and forever discharge Trans World Airlines, Inc., its past and present parents, subsidiaries, divisions, controlling parties, officers, directors, agents, employees, successors, and assigns (separately and collectively "releasees") jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages or liabilities, in law or in equity, arising from any and all bases, however denominated, known or unknown, relating to your employment by TWA and the termination thereof, including, but not limited to, any and all claims under the agreement dated October 1, 1996 described above and any and all claims of employment discrimination under any




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James F. Martin
June 24, 1999
Page 5

     federal, state or local law, rule or regulation. This release expressly refers to, includes and releases all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended, Title 29 U.S. Code 621, et. seq. This release extends to any relief, no matter how described, including, but not limited to, back pay, front pay, reinstatement, compensatory damages, punitive damages, liquidated damages or damages for pain and suffering. You further agree that you will not file nor permit to be filed on your behalf any such claim, will not permit yourself to be a member of any class seeking relief against releasees, and will not counsel or assist in the prosecution of any claims against the releasees, whether those claims are on behalf of yourself or others, unless you are under a court order or subpoena to do so. In the event you are served with such a court order or subpoena, you agree to notify TWA's Legal Department of such service within 24 hours of your obtaining actual knowledge of service or your receipt of same, whichever first occurs. This release extends to and includes all rights or claims arising on or before the date of your signing of this Agreement, but shall not extend to or include any rights or claims that may arise after the date on which you sign this Agreement is signed.

(b) You further acknowledge that the only consideration for signing this Agreement and all that you are ever to receive from the releasees are the terms stated in this Agreement and that no other promises or agreements of any kind have been made to you or with you by any person or entity whatsoever to cause you to sign this Agreement; and that you have signed this Agreement as your free and voluntary act. You further acknowledge that pursuant to the terms of this Agreement you are and will be receiving benefits from TWA which are substantially above and beyond those benefits to which you are already entitled under TWA's published corporate policies and procedures governing termination of employment; that you are entitled to a full, fair and adequate opportunity of at least twenty-one (21) days in which to reflect upon and consider the terms of this Agreement if you so elect; that you have been advised to consult, and have consulted, with an attorney of your choosing prior to signing this Agreement; that you have elected to waive the 21 day period and intend that this letter agreement be effective at the end of the seven day period provided in paragraph
     (c) below unless you elect to revoke the agreement pursuant to that paragraph, that no pressure or duress of any kind has been applied to you with respect to your signing this Agreement; and that you understand and are fully satisfied with the terms and provisions of this Agreement.

(c) Under the Older Workers Benefits Protection Act of 1990, you have seven (7) days from the date of your signing of this Agreement to revoke the Agreement, and this Agreement shall not become effective or enforceable until this revocation period has expired and you have not revoked the Agreement.

14. With the exception of claims arising out of a breach of this Agreement, TWA agrees to irrevocably and unconditionally release, remise, acquit and forever discharge you, your successors, and assigns (separately and collectively "releasees") jointly and individually, of and from any and all claims, demands, causes of action, obligations,




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James F. Martin
June 24, 1999
Page 6

     damages or liabilities, in law or in equity, arising from any and all bases, however denominated, known or unknown, relating to your employment by TWA and the termination thereof.

15. This Agreement shall be governed by and be construed in accordance with the laws of the State of Missouri, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Neither this Agreement nor any of its terms may be amended, waived, added to or modified other than by written agreement executed by the parties hereto or their respective successors and legal representatives.

16. All notices and other communications hereunder shall be in writing and shall be given by facsimile or by hand delivery to the other party or by regular or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to you:

               James F. Martin
               939 Arlington Oaks
               Town & Country, MO  63017


               If to the Company:

               Trans World Airlines, Inc.
               One City Centre
               515 North 6th Street
               St. Louis, Missouri  63101
               Attn:  General Counsel

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

17. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.




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James F. Martin
June 24, 1999
Page 7

18. This Agreement contains the entire understanding between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect thereto.


                         Sincerely,



                         Kathleen A. Soled
                         Senior Vice President & General Counsel









Read, Acknowledged and Agreed to
this      day of           , 1999:
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James F. Martin